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                                                                EXHIBIT 20(b)

                    ANNUAL STATEMENT AS TO COMPLIANCE


                          Officer's Certificate
                          ---------------------

     I, George E. Borst, President and Chief Executive Officer of Toyota Motor Credit Corporation ("TMCC"), hereby certify as follows:

     (a) a review of the activities of TMCC as Obligor under the Indenture dated December 1, 1998 among TMCC and U.S. Bank National Association as Trustee, for the period from October 1, 2000 through March 31, 2001, and of the performance of the Obligor under the Indenture has been made under my supervision;

     (b) to the best of my knowledge, based on such review, (i) the Obligor has complied with all the conditions and covenants imposed on it under this Indenture for the period from October 1, 2000 through March 31, 2001, and (ii) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, and Event of Default.





Date:  May 10, 2001                              /S/ GEORGE E. BORST
                                        ------------------------------------
                                                     George E. Borst
                                                      President and
                                                 Chief Executive Officer
                                               (Principal Executive Officer)